Exhibit 10.13

California Chapters of the

Society of Industrial and Office Realtors,® Inc.

INDUSTRIAL REAL ESTATE LEASE

(SINGLE-TENANT FACILITY)

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease: November 8, 2000

Section 1.02. Landlord (include legal entity): Pagoda Partners LLC, an Ohio limited liability company

Address of Landlord: 1801 E. Ninth Street, Suite 1600

                                    Cleveland, Ohio 44114-3103

Section 1.03. Tenant (include legal entity): Homeworks, Inc., an Ohio corporation

Address of Tenant: 7700 Northfield Road

                                Walton Hills, Ohio 44146

Section 1.04. Property: (include street address, approximate square footage and description) 7700 Northfield Road, Walton Hills, Ohio 44146 being approximately 55,520 s.f. of building located on approximately 15.5518 acres of land (more fully described in Exhibit A attached hereto).

Section 1.05. Lease Term: 17 years -0- months beginning on November 8, 2000, or such other date as is specified in this Lease, and ending on October 31, 2017 Five Year Renewal.

Section 1.06. Permitted Uses: (See Article Five) Office, general warehousing of Tenant’s goods and property and any other purposes permitted by Tenant’s Articles of Incorporation.

Section 1.07. Tenant’s Guarantor: (If none, so state) None

Section 1.08 Brokers: (See Article Fourteen) (If none, so state)

Landlord’s Broker: None

Tenant’s Broker: None

Section 1.09. Commission Payable to Landlord’s Broker: (See Article Fourteen) $ None

Section 1.10. Initial Security Deposit: (See Section 3.03) $ None

Section 1.11. Vehicle Parking Spaces Allocated to Tenant: ALL

Section 1.12. Rent and Other Charges Payable by Tenant:

(a) BASE RENT: As provided in Exhibit B attached hereto and, as provided in Section 3.01, and shall be increased on the dates stated in Exhibit B attached hereto.

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); (v) Maintenance, Repairs and Alterations (See Article Six)

Section 1.13. Landlord’s Share of Profit on Assignment or Sublease: (See Section 9.05) FIFTY percent (50%) of the Profit (the “Landlord’s Share”)

Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state)

Rider #1 Option to Purchase

Rider #2 Miscellaneous Provisions

Exhibit A

Exhibit B

Exhibit C

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%)

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. (See Exhibit B)

Section 3.02. Cost of Living Increases. The Base Rent shall be increased on each date (the “Rental Adjustment Date”) stated in Paragraph 1.12(a) above in accordance with 75% of the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the “Index”) as follows:

(a) The Base Rent (the “Comparison Base Rent”) in effect immediately before each Rental Adjustment Date shall be increased by 75% of the percentage that the Index has increased from the date (the “Comparison Date”) on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.02 shall be subject to any minimum or maximum increase, if provided for in Paragraph 1.12(a).

(b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord’s notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord’s notice of such increase within ten (10) days after Landlord’s notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord’s notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

Section 4.02. Property Taxes.

(a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term Subject to Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent. See Rider #2.

(b) Definition of “Real Property Tax.” “Real property tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(d) Personal Property Taxes.

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

(ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(e) Tenant’s Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant’s action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a “tax sale” or similar enforcement proceeding.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

Section 4.04. Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon awards, recommendation of Landlord’s professional insurance advisers. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance

(b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value including “building ordinance endorsement.” Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenants insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) Payment of Premiums. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant’s share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required o maintain under this Section 4.04 is in full force and effect containing such other information which Landlord reasonably requires.

(d) General Insurance Provisions.

(i) Any insurance which Tenant Is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii) Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-12 or better as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant

(iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation. See Rider #2.

Section 4.05. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12)-month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above to the extent not inconsistent with local zoning requirements.

Section 5.02 Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03. Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal state or local laws or regulations including without limitation petroleum-based products, paints, solvents lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord, Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord’s prior written consent. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs claims or liability arising from: (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable.

Section 5.06. Landlord’s Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary “For Sale” or “For Lease” signs on the Property.

Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of an inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or cause; (c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

Section 6.03. Landlord’s Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate the Lease due to the condition of the Property.

Section 6.04. Tenant’s Obligations.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, and fully operative Condition.

(b) Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, and Improvements.

(a) Tenant shall not make any alterations, additions, or improvements to the Property without landlord’s prior written consent, except for nonstructural alterations which do not exceed Twenty-Five Thousand Dollars ($25,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all, applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

(c) Prohibition of Liens. See Rider #2.

(d) Building Addition. See Rider #2.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the

Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Property.

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

(d) See Rider #2.

Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense. See Rider #2.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord’s Consent Required. No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer operation of law, or act of Tenant, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, except as provided in Section 9 02 below. Landlord has the right to grant or withhold its consent as provided in Section 9 05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord’s consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord’s consent.,

Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9 05 with respect to any proposed transfer shall continue to apply.

Section 9.05. Landlord’s Consent.

(a) Tenant’s request for consent to any transfer described in Section 9 01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant’s compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

(b) If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly. The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting. The breach of Tenant’s obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06. No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section l0.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04;

(b) If Tenant fails to pay rent or any other charge when due;

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance. Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant’s right to possession of the Property by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04. Repayment of “Free” Rent. If this Lease provides for a postponement of any monthly rental payments, a period of “free” rent or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06. Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certificates.

(a) Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05 Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARIICLE TWELVE: LEGAL COSTS

Section 12.01 Legal Proceedings. Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01 Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13 02. Landlord’s Liability; Certain Duties.

(a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor; mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW IF NO ADDITIONAL PROVISONS ARE INSERTED, PLEASE DRAW A LINE THROUGH HE SPACE BELOW.

Rider #1             Option to Purchase

Rider #2             Miscellaneous Provisions

Exhibit A

Exhibit B

Exhibit C

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

“LANDLORD”
Signed as of November 8, 2000		Pagoda Partners LLC,

at	Cleveland, Ohio	an Ohio limited liability company

Witness:		By:	/s/ John P. Reed
John P. Reed
		Its:	Manager

		By:	/s/ Charles L. Smythe, Jr.
Charles L. Smythe, Jr.
		Its:	Manager

“TENANT”

Signed as of November 8, 2000		Homeworks, Inc.,

at	Cleveland, Ohio	an Ohio corporation

Witness:		By:	/s/ John P. Reed
John P. Reed
		Its:	President

By:

Its:

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,® INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,® INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL

OPTION TO PURCHASE PROPERTY

LEASE RIDER

RIDER #1

This Rider is attached to and made part of that certain Lease (the “Lease”) dated November 8, 2000, between Pagoda Partners LLC, an Ohio limited liability company, as Landlord, and Homeworks, Inc., an Ohio corporation, as Tenant, covering the Property commonly known as 7700 Northfield Road, Walton Hills, Ohio 44146 (the “Property”). The terms used in this Rider shall have the same meanings as in the Lease. This Rider shall supersede any inconsistent or conflicting provisions of the Lease

A. Grant and Exercise of Option

Landlord hereby grants to Tenant the sole and exclusive right and option (the “Option”) to purchase the Property, together with all real property improvements located thereon (except as otherwise provided in any attached exhibit), at the price and on the terms and conditions set forth below. To exercise the Option, Tenant shall deliver written notice (the “Notice of Exercise”) to Landlord not earlier than 210 days nor later than 150 days prior to the date of Closing set forth in Paragraph B(6) (the “Notice Period”). If the Notice of Exercise is not given during the Notice Period, the Option shall lapse and Tenant shall have no further rights under this Rider.

B. Summary of Basic Terms of Option To Purchase Property

This Paragraph B contains the Basic Terms concerning the Option These Basic Terms are to be read together with the remainder of this Rider:

1. Purchase Price (“Purchase Price”) for the Property on exercise of the Option:100% of the Fair Market Value as determined by appraisal as provided in Paragraph D below, but shall not be less than the minimum price (“the “Minimum Price”) of (continued on Paragraph K).

2. Amount of the Deposit to be delivered upon exercise of the Option pursuant to Paragraph C(1). One Hundred Thousand and no/100 Dollars ($100,000.00). The Deposit shall be credited against any cash payable pursuant to Paragraph B(3)

3. Payment of Purchase Price:

The Purchase Price shall be paid as indicated below (check appropriate boxes and fill in appropriate blanks):

X (a) Purchase is to be payable all cash

4. Name and address of the escrow company through which the purchase and sale of the Property is to be closed:

To be selected by Landlord.

5. Name and address of the Title Company to issue the Title Policy on the Closing:

To be selected by Landlord.

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6. Date of Closing. Not before the date at least 50% of the Landlord’s principal mortgage indebtedness (originally totally approximately $4,400,000) has been paid in full, but not later than October 31, 2017 (and not later than October 31, 2022, if the option to extend is exercised).

C. Conditions to The Exercise of The Option

The following are conditions to the obligation of Landlord to sell the Property to Tenant. If any of the following conditions are not satisfied, Landlord shall have no obligation to sell the Property to Tenant, whether or not Tenant exercises the Option.

1. Tenant shall deliver to Landlord, together with the Notice of Exercise, a cashier’s or certified check, payable to Escrow, in the amount of the Deposit. The Deposit shall be credited to the Purchase Price on the Closing.

2. The Lease shall be in full force and effect and Tenant shall not be in default under the Lease at the time of the exercise of the Option or at any time thereafter.

3. The Option is personal to the Tenant named in the Lease (or any Tenant’s Affiliate). The Option may not be exercised if (a) Tenant or a Tenant’s Affiliate does not occupy at least fifty (50%) percent of the Property during the entire Lease Term; (b) Tenant has subleased more than fifty (50%) percent of the area of the Property during any part of the Lease Term to an entity other than a Tenant’s Affiliate; or (c) Tenant has assigned or otherwise transferred its interest under this Lease to an entity other than a Tenant’s Affiliate. The Option shall not be severable from the Leasehold estate created under the Lease

D. Computation of Purchase Price if Price Not Stated

If the Purchase Price is not stated in Paragraph B(1) above, then the Purchase Price shall be the “fair market value” of the Property, determined as follows:

1. Promptly after Landlord’s receipt of the Notice of Exercise, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair market value of the Property as of the expiration of the Lease Term, If Landlord and Tenant have not agreed upon such fair market value within 30 days after the Notice of Exercise, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than 40 days after the Notice of Exercise, If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than 50 days after the Notice of Exercise, Within 10 days after the appointment of such appraisers, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair market value of the Property. If any party fails to appoint an appraiser within the prescribed time period. then the first appraiser thereafter appointed by a party shall determine the fair market value of the Property Each party shall bear the cost of its own appraiser, and the parties shall bear equally the cost of the third or single appraiser All appraisers shall be independent, shall have at least five years’ experience in the appraisal of commercial/industrial real property substantially similar to the Property, and shall be members of professional organizations such as MAI or equivalent.

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2. For the purpose of such appraisal, the term ‘fair market value” shall mean the price that a ready and willing buyer would pay to a ready and willing seller of the Property, as of the date of the appraisal, if the Property were exposed for sale on the open market for a reasonable period of time, taking into account all purposes for which the Property may be used and as if the Property were not encumbered by the Lease or any other actually existing tenant leases. If three appraisals are submitted, the fair market value of the Property shall be the arithmetic average of the two appraisals closest in value to each other and the third appraisal shall be disregarded. Otherwise, the appraisal of the single appraiser so appointed shall be conclusive and binding on both Landlord and Tenant If the appraisers determine that the fair market value of the Property is less than the Minimum Price, then the Purchase Price shall be the Minimum Price in Paragraph B(1) Landlord and Tenant shall instruct the appraisers to complete the determination of fair market value within 60 days after appointment of such appraisers When the fair market value of the Property has been determined, Landlord shall deliver notice thereof to Tenant. If the fair market value of the Property is not determined in accordance with the time schedule set forth above, the date of Closing shall be postponed to the date which is 20 days after the final determination of fair market value.

F. Escrow

1. Within ten (10) days after receipt of the Notice of Exercise, Landlord and Tenant shall deliver into Escrow (or to such other escrow company acceptable to both Landlord and Tenant) executed counterparts of this Option and such other supplemental escrow instructions as are customarily and reasonably required by the Escrow Agent, which shall be the escrow instructions for the closing of the purchase and sale contemplated hereunder. Landlord shall deliver the Deposit to Escrow Agent upon opening of Escrow

2. Promptly upon the opening of Escrow, the Escrow Agent shall order and deliver to Landlord and Tenant a preliminary title report (the “PTR”) for the Property, together with copies of all instruments referred to in the PTR, from the Title Company. The PTR shall be conclusively deemed approved by Tenant unless, within ten (10) days after the delivery of the PTR and the last of the instruments referred to therein, Tenant has disapproved any matter set forth in the PTR by written notice to Landlord and the Title Company. If Tenant disapproves any such matter within the ten (10) day period, Landlord may agree to remove such disapproved title exception within 45 days after receipt of Tenant’s notice of disapproval. If Landlord has not agreed in writing within such 45 day period to remove such disapproved title exception, Tenant may, by written notice to Landlord and Escrow Agent, given within ten (10) days after the expiration of such 45 day period, either (a) terminate Escrow or (b) waive such defect and proceed with the purchase and sale contemplated hereunder. If Tenant fails to give such notice within the prescribed period, Tenant shall be conclusively deemed to have waived such defect and to have elected to proceed with the purchase and sale of the Property. If Tenant elects to terminate Escrow, the Escrow shall return the Deposit to Tenant, less any escrow fees, title fees, Landlord’s appraisal fees, or any other costs incurred by Landlord in connection with Tenant’s exercise of the Option If Tenant elects to proceed, Tenant shall be conclusively deemed to have approved the PTR subject to the removal of any disapproved title exception which Landlord has agreed to remove, and shall take title to the Property in the condition described in the PTR. Once Tenant has approved or been deemed to have approved the PTR, Landlord shall, at its cost, remove any exceptions to title thereafter appearing of record, other than those which were created or permitted by Tenant In any event, Landlord shall cause any liens covering the Property securing monetary obligations to be released or reconveyed from the Property, if under this Rider, title is to be conveyed free of any such lien.

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3. Except as otherwise provided in the approved PTR Tenant acknowledges that Tenant accepts the Property AS IS” in its physical condition existing at the Closing Tenant acknowledges that neither Landlord nor its employees or agents has made any representations or warranties to Tenant regarding the Property, except as specifically set forth in the lease and only to the extent that any such representations or warranties still exist as of the date of Closing.

G. Closing

The close of Escrow (the “Closing”) shall take place on or before the 180th day after Landlord’s receipt of the Notice of Exercise but in no event later than the last date specified in Paragraph B(6). Title to the Property shall be conveyed to Tenant at the Closing, and the Closing shall be accomplished as follows:

1. The Purchase Price shall be paid by Tenant through Escrow in the manner provided in Paragraph B(2) All funds required to be paid by Tenant at the Closing shall be deposited in Escrow by Tenant in the form of a cashier’s check drawn on, or wire transfer from, a bank doing business in the county in which the Property is located, not later than the day prior to the day set for the Closing.

2. Unless otherwise indicated by Tenant in writing to Landlord and Escrow, the Lease shall terminate as of Closing

3 If the Lease is a gross lease, then real property taxes, insurance premiums and rents shall be prorated as of Closing Real Property taxes shall be prorated based upon the latest available tax bill. If the Lease is a net lease, then only rents shall be prorated as of the Closing. Any unused security deposit held by Landlord under the Lease shall be credited to the Purchase Price. Landlord shall pay all documentary transfer taxes required as a result of the sale Except as provided in Paragraph (4) below, Landlord and Tenant shall pay equally all escrow costs All other costs shall be borne by Landlord and Tenant in accordance with the standard practices of the county in which the Property is located, except as otherwise stated herein

4. Landlord shall provide to Tenant, at Landlord’s expense, a standard coverage owner’s policy of title insurance insuring title to the Property in Tenant in an amount equal to the Purchase Price, subject to all matters set forth in the approved PTR, and any other title exceptions created or permitted by Tenant. The parties shall execute such other documents as are reasonably requested by Escrow in order to complete the purchase of the Property as provided by this Rider

5. If a real estate commission has been earned by Landlord’s Broker by reason of the exercise of the Option, such commission Shall be paid to Landlord’s Broker at the Closing out of the funds otherwise payable to Landlord. Landlord shall instruct Escrow to pay the commission directly to Landlord’s Broker from the funds in Escrow

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H. Exchange

Notwithstanding the date of Closing set forth in Paragraph B(6) above, Landlord shall have the right to delay Closing for up to 180 days to accomplish a tax-deferred exchange of real property pursuant to Internal Revenue Code Section 1031. If Landlord elects to accomplish such exchange, Tenant shall cooperate with Landlord, as long as Tenant shall not be liable for any cash consideration or expense greater than that which Tenant would have incurred had Tenant purchased the Property by a direct sale from Landlord at the Purchase Price All such additional expenses and consideration shall be paid by Landlord. If an exchange transaction is established which requires cash consideration less than required pursuant to Paragraph B(3) above, the balance of the Purchase Price shall be payable by Tenant to Landlord through Escrow as provided herein, If landlord fails to complete such exchange within such extended time period, the Escrow shall close as a direct sale by Landlord to Tenant under the terms set forth in Paragraph B(2) above.

NOTE: THIS FORM DOES. NOT COVER THE TAX EFFECTS UPON EITHER LANDLORD OR TENANT RESULTING FROM ANY TAX-DEFERRED EXCHANGE THE PARTIES SHOULD CONSULT THEIR PERSONAL TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES.

I. Breach of Agreement; Liquidated Damages

If Tenant breaches any agreement contained in this Option or defaults in its obligations to close Escrow, Landlord may either (1) be released from all obligations to sell the Property to Tenant or (2) proceed against Tenant upon any claim or remedy which Landlord may have at law or in equity; provided however, that, BY PLACING THEIR INITIALS HERE, TENANT ___________ AND LANDLORD ___________ AGREE THAT LANDLORD SHALL HAVE THE RIGHT TO RETAIN THE LESSER OF THE DEPOSIT DESCRIBED IN PARAGRAPH 13(2) OR 3% OF THE PURCHASE PRICE, AS LIQUIDATED DAMAGES. THE BALANCE OF THE DEPOSIT, IF ANY, SHALL BE PROMPTLY RETURNED TO TENANT (LESS ANY ESCROW FEES, TITLE FEES, APPRAISAL FEES, ATTORNEY FEES, OR OTHER COSTS INCURRED BY LANDLORD IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREUNDER). BY PLACING THEIR INITIALS ABOVE, LANDLORD AND TENANT AGREE THAT THE DAMAGES TO LANDLORD RESULTING FROM TENANT’S DEFAULT ARE DIFFICULT AND IMPRACTICAL TO ASCERTAIN, THAT THE LIQUIDATED DAMAGES SPECIFIED HEREIN ARE A REASONABLE ESTIMATE OF LANDLORD’S DAMAGES IN SUCH EVENT, AND THAT THE RETENTION OF SUCH LIQUIDATED DAMAGES AND THE OTHER DIRECT COSTS DESCRIBED ABOVE SHALL CONSTITUTE LANDLORD’S SOLE AND EXCLUSIVE REMEDY FOR SUCH BREACH

J. Closing After lease Expiration

If, for any reason, Closing occurs after the expiration of the Lease Term, Tenant shall be deemed to be a holdover tenant at the monthly rent payable as of the last month of the stated Lease Term (notwithstanding any contradictory provisions of the Lease), and all obligations of Tenant hereunder shall continue in full force and effect until Closing (or until either party fails to fulfill its obligations set forth herein, in which case this Lease shall become a month-to-month tenancy terminable by the non-defaulting party upon 30 days’ prior written notice to the other).

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K. Other Provisions

Environmental Report - Since a Phase I Environmental report was completed and furnished to Tenant prior to the commencement of the Lease to which this Option to Purchase is attached, Landlord shall not be required’ to furnish further EPA reports as condition of purchase.

Paragraph B 1 (continued) not less than the original acquisition costs of the Property and costs of improvements to the Property incurred by, Landlord, including without limitation all closing costs, mortgage loan fees and points, title insurance costs, and recording and legal fees and expenses.

Pagoda Partners LLC,

an Ohio limited liability company

By:	/s/ John P. Reed
John P. Reed
Its:	Manager

By:	/s/ Charles L. Smythe, Jr.
Charles L. Smythe, Jr.
Its:	Manager

“LANDLORD”

Homeworks, Inc.,

an Ohio corporation

By:	/s/ John P. Reed
John P. Reed
Its:	President

By:

Its:
“TENANT”

THIS RIDER HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL REALTORS? INC, NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL REALTORS® INC., ITS LEGAL COUNSEL. ANY REAL ESTATE BROKER NAMED IN THE LEASE TO WHICH THIS RIDER IS ATTACHED. OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS RIDER OR OF THIS TRANSACTION. ALL REAL PROPERTY PURCHASE TRANSACTIONS ARE COMPLICATED. THIS RIDER HAS BEEN PREPARED ONLY FOR RELATIVELY STANDARD TRANSACTIONS AND SHOULD NOT BE USED IN ALL SITUATIONS. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH COUNSEL

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Rider 2

MISCELLANEOUS PROVISIONS

This Rider 2 is attached and made a part of that certain Industrial Real Estate Lease (Single-Tenant Facility), dated November 8, 2000 (the “Lease”), by and between Pagoda Partners LLC, an Ohio limited liability company (“Landlord”), and Homeworks, Inc., an Ohio corporation (“Tenant”) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

Addendum to Sec. 4.02. Property Taxes.

Addendum to Sec. 4.02(a): The amount of real property taxes which Tenant pays covering any period of time prior to the Lease Term (the “Excess Payment”) shall be reimbursed by Landlord upon expiration or earlier termination of the Lease Term as follows: the Excess Payment shall be set off against the amount of real property taxes attributable to the Lease Term but not due and payable until after expiration or termination of the Lease Term Any remaining Excess Payment forthwith shall be paid by Landlord to Tenant and any deficiency in the Excess Payment compared to such real property taxes forthwith shall be paid by Tenant to Landlord

Addendum to Sec. 4.04. Insurance Policies.

Addendum to Sec. 4.04(d):

Addendum to Sec. 4 04(d)(v): All insurance maintained by Tenant hereunder shall, at the request of Landlord, also inure to the benefit of any holder of any mortgage encumbering the Landlord’s interest in the Property. Without limiting the generality of the foregoing, such holder shall be named as an insured wherever Landlord is entitled to be named as an insured and such holder shall be entitled to the same advance notice of cancellation or modification of such insurance as Landlord is entitled

Sec. 6.05. Alterations, Additions, and Improvements.

New Sec. 6.05(c): Tenant agrees not to suffer any mechanics’ or materialmens’ liens to be filed against the Property by reason of any work, labor, services or materials performed or furnished to the Property by any person whomsoever-during the Lease Term, whether for Tenant, any contractor, subcontractor, or agent of Tenant, or anyone holding the Property by, from, through, or under Tenant. If any such lien shall at any time be filed against the Property, Tenant shall forthwith cause the same to be discharged of record by payment, bond, order of a court of competent, jurisdiction or otherwise. Provided Tenant complies with the foregoing removal or bonding requirements, Tenant shall have the right to contest such liens. If Tenant shall fail to cause any such lien to be discharged within 30 days after being notified of the filing thereof and before judgment or sale thereunder, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding.

New Sec. 6.,05(d): Landlord has agreed to expand the building included within the Property with a 66,987 square foot addition, more fully described in Exhibit C attached hereto (the “Addition”), with construction to commence in 2001 within 30 days after Tenant advises Landlord in writing that Tenant elects to proceed with the Addition. With the construction of the Addition, Base Rent will be adjusted in accordance with Exhibit B attached hereto.

Sec. 7.01. Partial Damage to Property.

New Sec. 7.01(d): In the event the holder of any mortgage encumbering Landlord’s interest in the Property requires the proceeds of insurance to be applied to the mortgage indebtedness, then, for all purposes of Article Seven of the Lease, Landlord shall not be deemed to have received such insurance proceeds.

Article Eight: Condemnation.

Addendum to Article Eight: In the event the holder of any mortgage encumbering Landlord’s interest in the Property requires the proceeds of any Condemnation to be applied to the mortgage indebtedness, then, for all purposes of Article Eight of the Lease, Landlord shall not be deemed to have received such the payment of any proceeds or award for such Condemnation.

Article Fifteen: Option to Renew.

New Sec. 15.01: Tenant is hereby granted the right and option to extend the Lease Term for one additional period of five years on the same terms and conditions as provided in the initial Lease Term, except for Base Rent which shall be increased based on the CPI in accordance with Section 3.02 during the extended term, except for this Option to Renew, except for provisions pertaining to the construction of improvements, and except as otherwise may be set forth in the Lease. Tenant may exercise the aforesaid option only (a) if Tenant is not, and has not for the preceding 60 days been, in default of any of the terms and conditions of this Lease and (b) by giving Landlord written notice of exercise of such option not less than 180 days prior to expiration of the initial Lease Term

Article Sixteen: Net Lease,

New Sec. 16.01. It is the intention of the parties that this shall be a “net” Lease, and that Landlord shall receive the Base Rent herein reserved and Additional Rent, free from all taxes, charges, impositions, expenses, maintenance, repair and/or replacement costs, damages and deductions of every nature and description. Including, but without limitation to the foregoing, Tenant shall indemnify and save landlord harmless of any sales or use taxes, if any, imposed by State law or City or County ordinance upon the rentals to be paid herein or upon the sale or transfer of the Property but nothing in this Lease shall require Tenant to pay any estate, inheritance, succession or transfer tax or tax of a similar nature payable on account of Landlord’s ownership of the Property or any income tax or tax of a similar nature that may be payable by Landlord under any existing or future tax law of the United States or the State of Ohio or any authorities therein on account of the transfer of Landlords interest in the premises to transferee, or on account of the receipt by Landlord of the rents herein reserved.

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 7th day of November, 2000, by John P. Reed, a Manager of PAGODA PARTNERS, LLC, an Ohio limited liability company, on behalf of the limited liability company.

(SEAL)

/s/ Kathleen Taylor
Notary Public

My commission expires:

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 7th day of November, 2000, by Charles L. Smythe, Jr., a Manager of PAGODA PARTNERS, LLC, an Ohio limited liability company, on behalf of the limited liability company.

(SEAL)

/s/ Kathleen Taylor
Notary Public

My commission expires:

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 7th day of November, 2000, by John P. Reed, President of HOMEWORKS, IN., an Ohio corporation, on behalf of the limited liability company.

(SEAL)

/s/ Kathleen Taylor
Notary Public

My commission expires: